EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use, in the registration statement on Form SB-2 of Sionix Corporation, of our report dated January 2, 2007 on our audit of the financial statements of Sionix Corporation as of September 30, 2006, and the results of its operations and cash flows for the two years ended September 30, 2006, and the reference to us under the caption "Experts."



/s/ Kabani & Company, Inc.
Los Angeles, California
November 14, 2007